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                                                                    EXHIBIT 5.1


                              Willkie Farr & Gallagher
                                153 East 53rd Street
                              New York, New York 10022

September 22, 1997

NEXTLINK Communications, Inc.
155 108th Avenue, N.E., 8th Floor
Bellevue, Washington 98004

Ladies and Gentlemen:

We have acted as counsel to NEXTLINK Communications, Inc. (the "Company"), a corporation organized under the laws of the State of Washington, in connection with the preparation of a registration statement on Form S-1 (as amended, the "Registration Statement") relating to the offer and sale of Senior Notes due 2007 of the Company (the "Notes") to be issued under an Indenture (the "Indenture") to be entered into by the Company and United States Trust Company of New York, as Trustee and sold pursuant to the terms of an underwriting agreement to be executed by the Company, Salomon Brothers Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and TD Securities (USA) Inc. (the "Underwriters").

We have examined copies of the certificate of incorporation and by-laws of the Company, and the amendments thereto, the Registration Statement, certain resolutions adopted by the Company's Board of Directors and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, we are of the opinion that

     1. The Notes have been duly authorized by all necessary corporate action of the Company, and when executed, authenticated and delivered by or on behalf of the Company and paid for by the Underwriters, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and

     2. The Indenture, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding instrument of the Company and will be enforceable against the Company in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the

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        enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

We are not admitted to practice in the State of Washington and, to the extent that our opinions expressed herein contain conclusions as to matters of Washington law, we have relied upon the opinion of even date herewith delivered to you by Davis Wright Tremaine, LLP, counsel to the Company, a copy of which opinion is attached hereto. Our opinion is limited to the laws of the State of New York and the federal laws of the United States of the type typically applicable to transactions contemplated by the proposed offering, and we do not express any opinion with respect to the laws of any other country, state or jurisdiction.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the Notes for the Company and to the reference to our name under the caption "Validity of the Notes" in such Registration Statement and Prospectus. We further consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,


/s/ WILLKIE FARR & GALLAGHER
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WILLKIE FARR & GALLAGHER